EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation  by reference in Registration  Statement No. 333-81577 of Taubman  Centers,  Inc. on Form S-8 of
our reports dated February 7, 2003 (March 5, 2003 as to Note 21) and May 29, 2003, appearing in the Annual Report on Form 10-K of
Taubman  Centers,  Inc. for the year ended December 31, 2002 and in the Annual Report on Form 11-K of The Taubman Company and
Related Entities  Employee  Retirement  Savings Plan for the year ended December 31, 2002, respectively.

Detroit, Michigan
June 24, 2003